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                                                                      EXHIBIT 15



                                        July 13, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

              RE:   Pharmacia & Upjohn, Inc. and Subsidiaries
                    Registration on Form S-3

         We are aware that our report dated April 27, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc. (the "Company") as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 dated July 13, 1999.

Very truly yours,

PricewaterhouseCoopers LLP